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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                   STATE OR OTHER
                         SUBSIDIARY                           JURISDICTION OF OPERATION
                         ----------                           -------------------------
LAM RESEARCH GMBH                                             GERMANY
LAM RESEARCH CO., LTD.                                        JAPAN (KANAGAWA)
LAM RESEARCH CO., LTD.                                        JAPAN (SAITAMA)
LAM RESEARCH (SHANGHAI) CO., LTD                              CHINA
LAM RESEARCH LTD                                              UNITED KINGDOM
LAM RESEARCH SARL                                             FRANCE
LAM RESEARCH SINGAPORE PTE LTD                                SINGAPORE
LRC INTERNATIONAL FSC CORPORATION                             BARBADOS
LAM RESEARCH KOREA LIMITED                                    KOREA
LAM RESEARCH S.R.L.                                           ITALY
LAM RESEARCH (ISRAEL) LTD.                                    ISRAEL
LAM RESEARCH CO., LTD.                                        TAIWAN
LAM RESEARCH BV                                               NETHERLANDS
MONKOWSKI-RHINE, INCORPORATED                                 CALIFORNIA
LAM RESEARCH CO., LTD.                                        THAILAND
ONTRAK SYSTEMS, INC.                                          DELAWARE
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